STOCK PLEDGE AGREEMENT

THIS AGREEMENT (the "Agreement"), made and entered into as of the 12th day of November, 2009 by and between Castle Rock Resources II, LLC a corporation duly organized under the laws of The State of Colorado, USA (the "Pledgee") and Bontan Corporation Inc., a corporation duly organized under the laws of Province of Ontario, Canada ("Pledgor");

WITNESSETH:

WHEREAS the Pledgor, as Borrower, has entered into that certain loan evidenced by a Promissory Note in favour of the Pledgee as Lender dated 12th day of November, 2009  in the principal sum of US$850,000 (as amended or supplemented from time to time, the "Promissory Note"), the terms and provisions of which are incorporated herein by reference; and

WHEREAS, terms which are defined in the Promissory Note and which are used herein but not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Promissory Note; and

WHEREAS, to induce the Lender to extend credit to the Pledgor, the Pledgor has agreed to make and enter into this Agreement.

NOW THEREFORE, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Pledgee to extend credit to the Pledgor, the Pledgor hereby agrees as follows:

1.
The Pledgor does hereby pledge, hypothecate, assign, transfer, set over, deliver and grant a security interest in and to the Pledgee, in all that stock of the Pledgor set forth and described on Schedule "A", attached hereto and by reference made a part hereof, together with any and all other securities, cash or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such pledged stock, and together with the proceeds thereof (hereinafter said property being collectively referred to as the "Stock Collateral"), all as security for the payment and performance when due of any and all obligations of the Pledgor, as Borrower, to the Pledgee, as Lender, under the loan evidenced by the Promissory Note (the "Obligations").

2.
The Pledgor acknowledges and agrees that the Pledgee shall hold the Stock Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto forever, subject, however, to return of the Stock Collateral (or such portion thereof as may be existing from time to time hereafter after giving effect to the terms hereof) by the Pledgee or the Pledgor upon payment and performance in full of all the obligations and termination by the Lender in writing of any and all credit commitments with respect thereto. Notwithstanding the foregoing, any cash dividends received under the Stock Collateral shall first be used to retire the Principal Sum and the Pledgee shall have the right to exercise all voting rights under the Stock Collateral until all accrued interest and the Principal Sum are paid in full.

3.	In order to induce the Pledgee to accept this Agreement, the Pledgor hereby represents and warrants to the Pledgee:

(i)
that the Pledgor has the complete and unconditional authority to pledge the Stock Collateral, holds (or will hold on the date of the pledge hereof) the Stock Collateral free and clear of any and all liens, charges, encumbrances and security interests thereon (other than in favour of the Pledgee) and has (or will have on the date of the pledge thereof) good right, title and legal authority to pledge the Stock Collateral in the manner contemplated herein; and

(ii)
that all stock now owned or hereafter owned by the Pledgor and constituting or which will constitute Stock Collateral hereunder is, or will be on the date of the pledge thereof, validly issued, fully paid and non-assessable.

4.
The Pledgor further covenants with the Pledgee that the Pledgor will cause any additional securities or other property issued to or received by the Pledgor with respect to any of the Stock Collateral, whether for value paid by the Pledgor or otherwise, to be deposited forthwith with the Pledgee and pledged hereunder, in each case accompanied by proper instruments of assignment duly executed by the Pledgor in such form as may be required by the Agent.

5.
The Pledgor further acknowledges and agrees that the Pledgee may hold any of the Stock Collateral in its own name for its benefit, endorsed or signed in blank or in the name of any nominee or nominees, and the Pledgee, after occurrence of a default in payment under the Promissory Note, may deliver any or all of the Stock Collateral to the issuer or issuers thereof for the purpose of making denominational exchanges or registrations or transfer or for such other purposes in furtherance of this Agreement as the Pledgee may deem advisable.

6.
The Pledgor hereby agrees that it will not assign, attempt to encumber, subject to further pledge or security interest, sell, transfer or otherwise dispose of any of the Stock Collateral without the prior written consent of the Pledgee.

7.
From and after the occurrence of a default in payment under the Promissory Note, the Pledgor acknowledges and agrees that the Pledgee shall be entitled to collect and receive all distributions in respect of the Stock Collateral and that the Pledgee may exercise any and all rights and remedies of the Pledgor with respect thereto, including, but not limited to, sale and voting rights, in addition to the exercise by the Pledgee of any and all rights, powers and remedies of the Pledgee existing by law or agreement.

8.
This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario and shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal as of the date first above written.

Bontan Corporation Inc.
[Missing Graphic Reference]

           Kam Shah, CEO__ /s/   __
(Authorized Signing Officer)

Castle Rock Resouces II, LLC

Per: _______/s/___________________

_

_________________/s/___________
(Authorized Signing Officer)

Schedule "A"

Stock Collateral:

1,125  Shares of Israel Petroleum Company Limited